Exhibit 5.1

13 April 2021

Matter No.833115

Doc. Ref.: 106901104

852 2842 9531

Anna.Chong@conyers.com

ATA Creativity Global

East Gate, Building No. 2, Jian Wai Soho

No. 39 Dong San Huan Zhong Road

Chao Yang District

Beijing 100022

People’s Republic of China

Dear Sirs,

Re: ATA Creativity Global (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-3, including all amendments or supplements thereto (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, (the “Securities Act”), as amended to date, of up to an aggregate amount of US$80,000,000 American depositary shares (the “ADSs”) representing the Company’s common shares of par value US$0.01 per share (the “Common Shares”) and/or warrants (the “Warrants”) to purchase Common Shares (the “Warrant Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, including the base prospectus contained in the Registration Statement dated 13 April 2021 (the “Prospectus”). We have also reviewed copies of (1) the duly adopted and effective fourth amended and restated memorandum and articles of association of the Company, (2) unanimous written resolutions of the directors of the Company dated 25 February 2021 (the “Resolutions”), (3) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 9 April 2021 (the “Certificate Date”) and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that any conditions to which the Resolutions are subject will have been satisfied and/or waived, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon issue of the Common Shares and Warrant Shares to be sold by the Company, the Company will receive consideration for the full issue or exercise price thereof which shall be equal to at least the par value of the Common Shares and that the Common Shares and Warrant Shares will be duly registered in the Company’s Register of Members; (h) that the Common Shares and the Warrant Shares will, when issued, be issued out of the authorized but unissued ordinary share capital of the Company, (i) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Common Shares, Warrants or Warrant Shares, and (j) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and the Prospectus will be duly filed with and/or declared effective by the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and validly existing as an exempted company with limited liability under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.

The allotment and issue of Common Shares and Warrant Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Common Shares and the Warrant Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/Conyers Dill & Pearman

Conyers Dill & Pearman

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